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                                                                    EXHIBIT 10.4

                  INDEPENDENT MARKETING CONSULTANT AGREEMENT
                  ------------------------------------------

          THIS AGREEMENT is made and entered into at ____________, California this 20th day of February, 2000, by and between XCEL MANAGEMENT, INC., dba INSYNQ DATA UTILITIES, a Utah corporation (hereinafter referred to as "INS") and VIJAY ALIMCHANDANI, an individual (hereinafter referred to as "Consultant").

          This Agreement is made with reference to the following facts and objectives:

                                   RECITALS

          WHEREAS, INS's core business includes providing computer hardware, software, computer/internet related telephone equipment and services, access to web services of all kinds, access to internet marketing assistance, and related equipment and services, all provided as an integrated whole.

          WHEREAS, Consultant is known by INS to possess the knowledge of the relevant industries, have substantial contacts within those industries, and to possess the creative wherewithal to create new revenue streams for or add value to INS by identifying new or additional strategic partners, and through keeping INS at the forefront of new markets created by emerging technologies, and by presenting new business opportunities through joint ventures with outside companies or parties; and

          WHEREAS, Consultant desires to invest part of his time and energies to help INS meet these goals and INS desires to engage Consultant's services; and

          WHEREAS, INS and Consultant desire to enter into this Agreement whereby Consultant will furnish services to INS, and INS will compensate Consultant, on the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the foregoing and the covenants and premises hereinafter set forth to be performed hereunder, and intending to be legally bound, the parties agree as follows:

                                   AGREEMENT

     1.   Engagement of Consultant.  In addition to the general consulting
          ------------------------
services set forth in paragraph 2 herein, INS hereby retains the services of Consultant, and Consultant hereby accepts its engagement, to act as consultant on such projects as INS and Consultant shall mutually determine on the terms and conditions set forth in this Agreement.

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     2.   General Consulting Services.  Consultant shall perform the following
          ---------------------------
services at the request of INS's management:

          (a)  Strategic planning;

          (b)  Identify and pursue strategic alliances with software vendors;

          (c) Evaluate and develop cooperative alliance proposals and participate in negotiations at the request of management;

          (d) Travel to perform the aforesaid services as requested by management.

     3.   Non-Exclusive Services.  Consultant will devote a some part of this
          ----------------------
productive time and energy to the business of INS as reasonably necessary to perform the services described in this Agreement. During the term of this Agreement, Consultant may provide consulting services to other clients in businesses that may indirectly compete with INS, and software services to clients that may be direct competitors of INS. Such activities will be not be treated as competitive activity for the purpose of this contract; provided, however, that in no event shall Consultant use or disclose INS's Confidential Information (as described in paragraph 9 of this Agreement) in connection with any activities other than those undertaken on behalf of INS under this Agreement. The parties recognize that the demands on Consultant's time to adequately perform the services hereunder will vary from time to time according to each project. Consultant will use its best efforts to communicate with INS's management regarding any demands on Consultant's time or availability to the extent that the same can reasonably be anticipated. Consultant shall be required to devote not more than 12 hours per week Consultant's productive time and energy to the business of INS.

     4.   Term.  The term of this Agreement is for twelve (12) months commencing
          ----
April 1st______, 2000 and ending March 31st_____, 2001. This Agreement shall automatically renew for additional successive terms of twelve (12) months unless either party notifies the other party in writing not less than thirty (30) days prior to the end of the term, including any extensions thereof, of said party's intent not to renew.

     5.   Compensation of Consultant.
          --------------------------

          A.   Consultant's Expenses.  All expenses incurred by Consultant in
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representing INS including, but not limited to, travel and entertainment expense, shall be paid by INS, provided Consultant receives prior written authorization from INS specifying the covered expense items for amounts over $500.00 for any given month. As to said reimbursable expense items, INS shall reimburse Consultant during the calendar month immediately following the month in which such expense item is incurred upon presentation of receipts or other appropriate documentation.

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          B.   Consulting Fee. INS shall pay to Consultant a consulting fee
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during the term of this Agreement of FIVE THOUSAND DOLLARS ($5,000) per month, payable on the 5th of each month. Whenever INS has secured an additional $2,000,000 of equity financing (cumulative of debt and equity from the date of this Agreement), INS shall then increase Consultant's consulting fee during the remaining term of this Agreement to SEVEN THOUSAND DOLLARS ($7,000) per month. Whenever INS has secured an additional $10,000,000 of equity financing (cumulative of debt and equity from the date of this Agreement), INS shall then increase Consultant's consulting fee during the remaining term of this Agreement to TEN THOUSAND DOLLARS ($10,000) per month.

          C.   Equity in INS.
               -------------

In the event that the number of outstanding shares of the Company's common stock is changed by a stock dividend, recapitalization, stock split or similar change in the capital structure of the Company without consideration, then the number of shares, as outlined below, will be proportionately adjusted.

               (1)  Option Grant on Signing.  In consideration of Consultant's
                    -----------------------
execution of this Agreement, INS hereby grants to Consultant an option, extending five (5) years from the date of this Agreement, to purchase Two Hundred Fifty Thousand (250,000) shares of restricted common stock of INS ("Signing Option"), which Signing Option is exercisable, in whole or in part, at an exercise price of $1.00 per share.

               (2)  Annual Option Grants. At the end of the initial twelve (12)
                    --------------------
months of this Agreement, and provided this Agreement is renewed and remains in force and effect, Consultant shall be granted an option, extending five (5) years from the end of said twelve (12) month period, to purchase Two Hundred Thousand (200,000) shares of restricted common stock of INS, ("12 Month Option"), which 12 Month Option is exercisable, in whole or in part, at an exercise price of $2.00 per share. Further, at the end of the initial twenty four (24) months of this Agreement, provided this Agreement is renewed and remains in force and effect, Consultant shall be granted an option, extending five (5) years from the end of said twenty four (24) month period, to purchase Ninety Thousand (90,000) shares of restricted common stock of INS ("24 Month Option"), which 24 Month Option is exercisable, in whole or in part, at an exercise price of $3.00 per share.

               (3)  Bonus Options and Awards. Consultant may also receive
                    ------------------------
additional grants of five-year options to purchase shares of restricted common stock at an exercise price per share of no more than $1.00 per share ("Bonus Options"), in the discretion of the Board of Directors of INS, as bonus awards for achieving or completing projects related to Consultant's services as described in paragraph 2 above. It is contemplated that Bonus Options in the amount of from 25,000 to 50,000 may be granted to Consultant for each completed project or INS goal (for example, and not by way of exclusion; identifying or effecting strategic relationships, partnerships, acquisitions, etc...) which Consultant initiated, or to which he made reasonably significant contributions. Additionally, Consultant may also be entitled to receive additional grants of common

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stock and cash bonus awards for extraordinary achievements on behalf of INS, in the discretion of the Board of Directors of INS.

               (4)  Piggyback Registration of Shares. As soon as practicable,
                    --------------------------------
but within 45 days of each grant of INS equities (i.e., Director's Option, 12 Month Option, 24 Month Option, Bonus Options, stock awards, etc.) to Consultant, the Company shall file a registration statement on Form S-8 with the Securities and Exchange Commission registering the common stock awarded or underlying the options awarded; provided, however, that if the Company shall furnish to such Investors a certificate signed by the President of the Company stating that in the good-faith judgment of the Board of Directors it would be seriously detrimental to the Company and its share Investors for such registration statement to be filed within such 45-day period and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than forty five (45) days after the expiration of the initial 45-day) period within which to file such registration statement; provided, that during such time the Company may not file a registration statement for securities to be issued and sold for its own account.

     6.   Status of Consultant as Independent Contractor. Consultant shall
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perform his services hereunder as an independent contractor. Consultant shall not be deemed an employee of INS for any purpose. INS is interested only in the results obtained by Consultant and, with the exception of general policy statements and regulations adopted by INS from time to time respecting the conduct of business hereunder, implemented for the purpose of insuring satisfactory performance of this Agreement and the preservation of INS's goodwill, INS shall have no control over the manner or means by which Consultant performs its services under this Agreement, Consultant shall have the obligation to supervise and control the persons hired or engaged by it and Consultant shall be solely responsible for the acts of its agents and/or employees. Consultant warrants and represents that all persons hired or engaged by Consultant shall be subject to each and all of the terms, provisions and conditions of this Agreement applying to Consultant. Consultant shall have, as between the parties, the exclusive right to select, engage, and fix the compensation of or discharge its agents and/or employees and shall, with respect to all such persons, perform all obligations and discharge all liabilities imposed upon employers under labor, wage-hours, workers compensation, unemployment compensation or insurance, social security and other federal, state, and municipal laws and regulations. Consultant shall not list the offices of INS as Consultant's place of business.

     7.   Limitation of Authority. Consultant's authority is strictly limited to
          -----------------------
the terms of the engagement set forth in this Agreement. Except as expressly provided herein, Consultant shall have no right or power to enter into a contract or commitment on behalf of INS or to bind or obligate or to incur obligations or liabilities on behalf of INS in any manner unless such authority is expressly granted in a writing duly executed by and on behalf of INS. Without limiting the generality of the foregoing, neither party shall have any authority to employ or engage the services of any person on behalf of the other.

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     8.   Compliance with Laws. In performing their duties hereunder, Consultant
          --------------------
and INS shall each comply with all applicable laws, ordinances, codes, regulations or orders as may be in effect in each jurisdiction in which services are performed, whether municipal, county, state or federal.

     9.   Confidentiality. During the performance of services under this
          ---------------
Agreement, Consultant will receive information regarding INS's business, including, but not limited to, information about INS's products, processes, know-how, designs, customers, customer lists, business plans, marketing plans and strategies, strategic partners, price lists and pricing strategies, and other subject matter pertaining to the business of INS and its clients, licensees and affiliates, and including the more specific information described in Exhibit "A" to this Agreement, incorporated by this reference (collectively, the "Confidential Information"). Consultant acknowledges that the Confidential Information constitutes valuable trade secrets belonging to INS and Consultant agrees to keep all such Confidential Information confidential, except as INS may otherwise consent in writing, and not to disclose, or make any use of such Confidential Information (other than for the benefit of INS) at any time either during or subsequent to Consultant's engagement under this Agreement. Upon termination of this Agreement, Consultant shall account for and surrender to INS all Confidential Information in any form or media (ie., records, samples, displays, books, price lists, customer lists and all computer files, recording tapes, transcriptions, notebooks, or other media containing any Confidential Information), and all other property or things of value belonging to INS in Consultant's possession or under Consultant's control. The confidentiality provisions herein do not apply to information which Consultant can show by prior written documents: (i) was in the public domain or publicly known or available prior to the date of disclosure, (ii) becomes generally available to the public other than as a result of a disclosure by Consultant, or its employees, agents, advisors, representative, and affiliates, or (iii) becomes available to Consultant on a non-confidential basis from a source other than any party named in this Agreement, or their respective advisors; provided that such sources are not known by Consultant to be bound by a confidentiality agreement with or obligation of secrecy to any party with respect to such information.

     10.  Arbitration. In the event that any disagreement or dispute arises
          -----------
between the parties hereto under any provision of this Agreement, such disagreement or dispute shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. In the event the parties are unable to agree upon an arbitrator, each party shall select an arbitrator from the names of arbitrators in the Los Angeles area furnished by the American Arbitration Association for commercial arbitration. The arbitrators selected by each party shall then select a third arbitrator, who shall be the arbitrator of the dispute. A party may serve a document request calling for any document that would be discoverable in civil litigation. The party served with this request shall deliver the requested documents and any objections to the party making the request therefor within five (5) business days of service of the request. The arbitrator may resolve any disputes over the exchange of documents. Thereafter, each party may take no more than three (3) depositions, each of which shall last no more than four hours. The arbitrator may resolve any dispute over the depositions as they would be resolved under the California Code of Civil Procedure. The arbitrator

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shall have the power to issue subpoenas for the attendance of witnesses and subpoenas duces tecum for the production of books, records, documents, and other evidence; to order depositions to be used as evidence; to enforce the rights, remedies, procedures, duties, liabilities, and obligations of discovery as if the arbitration were a civil action before a California superior court; to administer oaths to parties and witnesses; to enter and serve a written award within five business days after the arbitration hearing is concluded; and to correct the award on the grounds for correction stated in California Code of Civil Procedure sections 1286.6 (a) and (c) within ten (10) days after serving a signed copy of the award on the party asking for correction. The award rendered by the arbitrator shall be final and binding and judgment on the award may be entered in any court having jurisdiction thereof. If any party fails or refuses to appear or participate in the arbitration proceedings, the arbitrators may decide the dispute on the evidence presented in the proceedings by the other party or parties to the dispute. The arbitrators will have the power to award to any party or parties to the dispute any sums for costs, expenses, and attorneys' fees that the arbitrators deem proper. Any arbitration proceeding hereunder shall be held in the County of Los Angeles.


     11.  Miscellaneous.
          -------------

          A.   No Assignment. The services of Consultant under this Agreement
               -------------
are unique and of unusual value to INS based on the personal skills and expertise possessed by Consultant and its key employees. Consultant shall not assign this Agreement or its rights hereunder without the written consent of INS. INS shall not assign this Agreement or its rights hereunder without the written consent of Consultant.

          B.   Governing Law. The laws of the State of California applicable to
               -------------
contracts made and to be performed in the State of California shall govern in any dispute arising out of or under this appointment or any sales made by INS.

          C.   Hold Harmless. Each party shall indemnify and hold the other
               -------------
harmless from and against any and all liability, loss, costs, expenses, including without limitation reasonable attorneys' fees and costs of suit, or damages however caused by reason of any injury (whether to body, property, or personal of business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of said party or any of its employees, agents or representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act(s), omission, or negligence.

          D.   Notices. Any notices to be given pursuant to this Agreement by
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either party shall be in writing and shall be deemed given as follows:

               (a)  when personally delivered to the intended recipient;

               (b) when sent by certified or registered mail, upon the date on which a return receipt was signed by the intended recipient;


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               (c)  twenty-four (24) hours after deposit for next day delivery, properly addressed, postage and/or fees prepaid or charged to the sender's account, with the United States Postal Service Express Mail, Federal Express, United Parcel Service, D.H.L. World Wide Express, Airborne Express, or other equivalent carrier (unless said twenty-four hour period expires on a Sunday or legal holiday, in which case Notice shall be deemed given forty-eight (48) hours after deposit with a carrier named above);

               (d) when transmitted by electronic means, and such transmission is electronically confirmed by the intended recipient as having been received; or

               (e) when transmitted or delivered by any of the means described in Section 11.D(a) through (d), and the party accepting or signing for said delivery or confirming receipt thereof at the home or office of the intended recipient is a party whom the sender has reason to believe will promptly communicate the notice to the recipient.

     For purposes of mail or overnight delivery, a properly addressed notice shall be addressed as follows:

     To INS:

          John P. Gorst, Chief Executive Officer
          XCEL MANAGEMENT, INC., dba Insynq Data Utilities
          1101 Broadway Plaza
          Tacoma, WA 98402

     To Consultant:

          Mr. Vijay Alimchandani
          1932 Garden Court
          Westlake Village, California 91361

          E.   Waiver of Breach. The waiver by INS or Consultant of the breach
               ----------------
of any provision of this Agreement by the other party, or the failure to exercise any right granted under this Agreement shall not operate or be construed as the waiver of any subsequent breach by the other party or the waiver of the right to exercise any such right in the future.

          F.   Entire Agreement. This Agreement, together with any promotion
               ----------------
orders executed by the parties pursuant to this Agreement, sets forth the entire understanding and agreement between the parties with respect to the services to be performed for INS by Consultant. No modification or amendment to any of the provisions of this Agreement shall have any force or effect unless in writing and signed by both parties.


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          G.   Binding Effect. Subject to the restriction upon assignment by
               --------------
Consultant contained in paragraph 11.A. hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

          H.   Titles. The headings or titles to the paragraphs of this
               ------
Agreement are intended for convenience only and shall have no effect upon the construction or interpretation of any part of this Agreement.

          I.   Attorneys' Fees. In the event that any arbitration shall be
               ---------------
commenced by either party arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs of suit incurred therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day first above written.

                             XCEL MANAGEMENT, INC., dba Insynq Data Utilities


                             By: /s/ JOHN P. GORST
                                --------------------------------------
                                John P. Gorst, Chief Executive Officer



                             CONSULTANT


                             By: /s/ VIJAY ALIMCHANDANI
                                -------------------------------------
                                Vijay Alimchandani

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                                  EXHIBIT "A"
                                      to
                  INDEPENDENT MARKETING CONSULTANT AGREEMENT

              Description of Additional Confidential Information
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